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                                                                 EXHIBIT 10.16.8

                             WESTCORP EMPLOYEE STOCK
                     OWNERSHIP PLAN AND SALARY SAVINGS PLAN
            (As Amended and Restated Effective as of January 1, 2001)

                               AMENDMENT NO. EIGHT

            WHEREAS, WESTCORP, a California corporation (the "Company") established the Westcorp Employee Stock Ownership Plan and Salary Savings Plan (the "Plan"), effective as of January 1, 1975, for the benefit of its eligible employees and their beneficiaries; and

            WHEREAS, the Company adopted the 2001 Restatement of the Plan, effective as of January 1, 2001, and the Plan was amended thereafter on seven separate occasions; and

            WHEREAS, Section 17.1 of the Plan gives the Administrative Committee of the Plan the authority to amend the Plan; and

            WHEREAS, the Administrative Committee has determined that it is in the best interest of the Plan's participants and their beneficiaries that the Plan be amended to provide certain clarifications.

            NOW, THEREFORE, pursuant to resolutions adopted by the Plan's Administrative Committee, the Plan is hereby amended, effective as of January 1, 2004, unless otherwise stated, as follows:

I. Section 5.3(b) of the Plan is amended as follows to switch the Plan from prior year to current year Average Deferral Percentage Testing:

            (b) The requirements of this Paragraph (b) are satisfied if the Average Deferral Percentage for Highly Compensated Employees for the Plan year is not more than the Average Deferral Percentage for all other Covered Employees for the same Plan Year, multiplied by 1.25.

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II.   Section 5.7(b) of the Plan is amended as follows to switch the Plan from prior year to current year Average Contribution Percentage Testing:

            (b) The requirements of this Paragraph (b) are satisfied if the Average Contribution Percentage for Highly Compensated Employees for the Plan year is not more than the Average Contribution Percentage for all other Covered Employees for the same Plan Year, multiplied by 1.25.

III. Effective January 1, 2002, Section 14.3(b) of the Plan is amended to update the Plan's appeal procedures, by restating that section to read in its entirety as follows:

            14.3  Appeals.

            (b)   The appeal must be made, in writing-

                  (i) In the case where the clam is expressly rejected, within sixty (60) days after the date of notice of the decision with respect to the application, or

                  (ii) In the case where the claim has neither been approved nor denied within the applicable period provided in
                        Section 14.1 above, within sixty (60) days after the expiration of the period.

IV. Effective January 1, 2002, Section 14.3(b) of the Plan is amended to update the Plan's appeal procedures, by restating that section to read in its entirety as follows:

            14.4 Denial of Appeals: Any claimant who has been denied a benefit by decision of the Administrative Committee pursuant to
                  Section 14.3 of the Plan shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits. A document, record, or other information is relevant to a claim for benefits if it

            (a)   was relied upon in making the benefit determination;

            (b) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or

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            (c)   demonstrates compliance with administrative process and
                  safeguards in making the benefit determination.

V. Effective January 1, 2002, Section 14.3(b) of the Plan is amended to update the Plan's appeal procedures, by restating that section to read in its entirety as follows:

            14.5 Exhaustion of Remedies. No legal action for benefits under the Plan may be brought unless and until the Claimant has exhausted his remedies under this Article XIV.

VI. Under no circumstances shall the provisions of this Amendment No. 8 ("Amendment") be interpreted or implemented in a manner which results in a reduction or elimination of any benefit that is protected under Internal Revenue Code (the "Code") section 411(d)(6) or the corresponding provisions of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA").

VII. Intent and Effect of Amendment. In adopting this Amendment, the Employer's intent is to maintain the qualified status of the Plan. Accordingly, the provision of this Amendment shall be interpreted in a manner consistent with the continued qualification of the Plan. If any provision of this Amendment is determined to be inconsistent with such intent, such provision shall be deemed to be further amended in a manner designed to reasonably accommodate the changes contemplated by this Amendment, but which will maintain the qualification of the Plan. Further, if any provision of the Plan not specifically amended by this Amendment is affected thereby, such provision shall be deemed to be amended in a manner consistent with the changes made in this Amendment, and consistent with the requirements of the Code and ERISA.

IN WITNESS WHEREOF, the Administrative Committee of the Westcorp Employee Stock Ownership Plan and Salary Savings Plan has adopted this Amendment No. Eight on this 30th day of December, 2004.

                                           ADMINISTRATIVE COMMITTEE OF THE
                                           WESTCORP EMPLOYEE STOCK OWNERSHIP
                                           PLAN AND SALARY SAVINGS PLAN

                                      By: ______________________________________
                                          Shaunna Monticelli, Chairman
                                          Administrative Committee
                                          Westcorp Employee Stock Ownership Plan
                                          and Salary Savings Plan

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